Exhibit 5.1

Dear Sirs,

English Law Legal Opinion

11 April 2019

Ensco Rowan plc

6 Chesterfield Gardens

London

W1J 5BQ
(“Addressee”)

Re:          Ensco Rowan plc— Form S-8 — Allotment Opinion

Ladies and Gentlemen:

We have acted as English legal counsel to Ensco Rowan plc, an English public limited company (the “Company”) in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act 1933, as amended (the “Securities Act”) relating to the future issuance or issuances of up to 5,577,842 Class A Ordinary Shares, with a nominal value of $0.40 per share in the capital of the Company (the “Shares”) under the Amended and Restated 2013 Rowan Companies plc Incentive Plan and the 2009 Rowan Companies, Inc. Incentive Plan (collectively, the “Plans”), which were assumed, amended and restated by the Company in connection with the Company’s acquisition of the entire issued and to be issued share capital of Rowan Companies plc (“Rowan”).

1                                         Scope

1.1                               This legal opinion and any non-contractual obligations connected with it are governed by English law and are subject to the exclusive jurisdiction of the English courts.

1.2                               This legal opinion is given only in relation to English law as it is understood at the date of this legal opinion.  We have no duty to keep you informed of subsequent developments which might affect this legal opinion.

1.3                               We express no opinion on, and have taken no account of, the laws of any jurisdiction other than England.

1.4                               We express no opinion on matters of fact.

1.5                               The opinions given in paragraph 4 (Opinions) are based on the documents that we have examined and our review of the Search (each as described in paragraph 3 (Legal review)) and are subject to the assumptions set out in Schedule 2 (Assumptions), the qualifications set out in Schedule 2 (Qualifications) and to any matters not disclosed to us.  Each opinion is strictly limited to the matters stated below and does not extend, by implication or otherwise, to any other matters.  Each provision in this legal opinion which has the effect of limiting an opinion is independent of any other such provision and is not to be read or implied as restricted by it.

2                                         Definitions

2.1                               Unless otherwise defined in this legal opinion, capitalised terms defined in the Registration Statement have the same meaning when used in this legal opinion.

3                                         Legal review

3.1                               For the purposes of issuing this legal opinion, we have reviewed the following copy documents:

(a)                                 the Registration Statement, to be filed with the Securities and Exchange Commission on 11 April 2019 (but excluding the documents incorporated by reference listed in Item 3 of Part II of the Registration Statement)

(b)                                 extracts of certain resolutions of the directors’ meeting of the Company held on April 4, 2019 (the “Board Resolutions”);

(c)                                  the shareholder resolutions proposed at the general meeting of the Company held on January 23, 2019 and adjourned to February 21, 2019 (the “Shareholder Resolutions” and together with the Board Resolutions the “Resolutions”);

(d)                                 the Plans; and

(e)                                  the documents and filings revealed by searches at the Registrar of Companies carried out on 11 April 2019 in respect of the Company (“Search”).

3.2                               Legalinx Ltd has also made, on 11 April 2019 an enquiry in respect of the Company with the Central Registry of Winding-up Petitions at the Companies Court in London (each a “Winding-Up Enquiry”).

3.3                               We have not reviewed or examined any other document or record, or made any other enquiry, in connection with the giving of this legal opinion.

4                                         Opinions

The Shares will, when allotted, be duly authorised, validly issued and fully paid provided that: (i) the Registration Statement, as amended, continues to be effective under the Securities Act; (ii) such Shares are issued and allotted on an Allotment Date in accordance with the terms of the Plans; and (iii) valid entries in the books and registers of the Company are made.

5                                         Reliance

This legal opinion is given solely for the benefit of the Addressee (acting through the Agent).  It may not be relied upon by any other person.

6                                         Disclosure

6.1                               This legal opinion is confidential and may not, except with our prior written consent or as set out below, be disclosed, given or assigned to any other person and may not be referred to or quoted in any financial statement, prospectus, private placement memorandum or any other document.

6.2                               This legal opinion may be disclosed by an Addressee where it is required to do so by applicable law, provided that the relevant Addressee notifies us as soon as reasonably practicable of any request to disclose or disclosure (to the extent permitted to do so by applicable law).

6.3                               This legal opinion may be disclosed by an Addressee to its legal and professional advisers but only on a “need to know” basis and on the basis that the person to whom it is disclosed agrees in favour of us to keep it confidential and to not make any further disclosure.

Yours faithfully,

/s/ Gibson, Dunn & Crutcher UK LLP

Gibson, Dunn & Crutcher UK LLP

SCHEDULE 1

ASSUMPTIONS

Status of the Company

1                                         The information provided by the Search is complete, accurate and up-to-date and will remain so on each Allotment Date (as defined below).

Allotment of Shares

2                                         All documents supplied to us are complete, accurate and up-to-date and will be duly executed as supplied.

3                                         Each document submitted to us as a copy conforms to the original of that document.

4                                         That on each date of the grant of any awards or options under the Plans (the “Equity Securities”) and/or the allotment and issue of any of the Shares (each an “Allotment Date”) the Company will have complied with all applicable laws to grant the Equity Securities and/or to allot and issue the Shares and the consideration for the allotment and issue of the Shares will not be less than the par value of such Shares;

5                                         Annex 1 to each Plan which governs the grant of options to consultants and non-employee directors is and will continue to be regarded as a separate long term incentive plan. The Plan will not fall outside the definition of “Employee Share Scheme” as set out in section 1166 of the Companies Act 2006 as a result of the inclusion of annex 1 with the Plan;

6                                         The Shareholder Resolutions accurately record certain true and correct resolutions duly passed at a properly convened, constituted and conducted meeting of shareholders in accordance with the articles of association of the Company as in force at such time, and have not been amended or rescinded, are in full force and effect and will not be revoked or varied prior to any of the Allotment Dates.

7                                         All relevant Shareholder Resolutions have been and will be filed with the Registrar of Companies in a timely manner.

8                                         The special resolution to disapply pre-emption rights which forms part of the Shareholder Resolutions was passed in accordance with section 570 of the Companies Act 2006 and the text of all of the Shareholder Resolutions is effective and compliant with applicable law.

9                                         There are no further approvals, documents or agreements in relation to the grant of the Equity Securities or the allotment or issue of shares in the Company or any agreement or arrangement to do so which can be provided to us as being relevant to our Opinion with regard to the allotment of the Shares (or the grant of rights to subscribe for or to convert any security into the Shares).

10                                  As at each of the Allotment Dates, the authority granted pursuant to the Shareholder Resolutions will remain unutilised to the extent necessary to permit the grant of the Equity Securities and/or the allotment and issue of the Shares, as applicable.

11                                  The Board Resolutions accurately record certain true and correct resolutions duly passed at a properly convened meeting of the Board in accordance with the articles of association of the Company as in force at such time, and have not been amended or rescinded, are in full force and effect and will not be revoked or varied prior to any of the Allotment Dates.

12                                  Any future grant of Equity Securities or allotments and issue of the Shares will be duly made in accordance with the articles of association of the Company as in force at each Allotment Date, the Companies Act 2006, the Plans, applicable law and any relevant authority given by the members of the Company in a general meeting to grant Equity Securities and/or allot such Shares, as applicable.

13                                  The directors at each Allotment Date will be duly authorised pursuant to the articles o of association of the Company as in force at each Allotment Date, the Companies Act 2006, applicable law and any relevant authority given by the members of the Company in a general meeting to grant the Equity Securities and/or allot the Shares to be allotted and issued, on such Allotment Date, as applicable.

14                                  A meeting of the Board or a duly authorised and constituted committee of the Board will be duly convened and held or unanimous written resolutions of the Board or any such committee will be passed in accordance with the articles of association of the Company prior to each Allotment Date, at which it will be resolved to grant the Equity Securities and/or allot and issue the Shares to be allotted and issued on such Allotment Date, as applicable.

15                                  The directors on each Allotment Date, will have exercised their powers in accordance with their statutory duties under the Companies Act 2006 and English common law and, in deciding whether to grant the Equity Securities and/ or enter into the issue and allotment of the Shares, as applicable, the directors of the Company were and will be acting bona fide in the best interests of the Company for the purpose of fulfilling their commercial objectives and have exercised and will exercise their powers in accordance with their duties imposed by applicable law and there is and will be appropriate commercial benefit to the Company in granting the Equity Securities and/or issuing and allotting the Shares, as applicable.

16                                  No director of the Company has or will have any interest in the grant of the Equity Securities or the issue and allotment of the Shares except to the extent permitted by the articles of association of the Company and by law.

17                                  None of the directors of the Company are or will be disqualified or are or will be subject to disqualification proceedings pursuant to the Company Directors Disqualification Act 1986 or otherwise.

18                                  The Shares will have been, on allotment and issue, fully paid up in accordance with (i) the articles of association of the Company in force at each Allotment Date; (ii) the Plans and (iii) applicable law in force at each Allotment Date.

19                                  The name of the relevant allottee and the number of the Shares allotted will be duly entered in the register of members of the Company and the register of allotments and all filings will be made with the Registrar of Companies;Any conditions to be satisfied prior to the issue and allotment of Shares will be satisfied in full.

20                                  No insolvency proceedings or steps (including those relating to bankruptcy, liquidation, administration, administrative receivership and reorganisation) have been commenced or taken in relation to the Company in any jurisdiction.

21                                  The Plans has been validly adopted and are and will be in force on each of the Allotment Dates pursuant to the terms of the Plans.

22                                  Any conditions to be satisfied prior to the issue and allotment of Shares under the Plans or incentive agreements made under the Plans will be satisfied in full.

23                                  The Plans have constituted and will continue to constitute valid, legally binding and enforceable obligations of the parties thereto under the laws by which they are, and/or are expressed to be, governed.

24                                  The Plans have been and will be operated in accordance with their respective rules.

25                                  Insofar as any obligation under a Plan is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance is not and will not be illegal or ineffective by virtue of the law of that jurisdiction.

Other facts

26                                  There are no other facts relevant to this legal opinion that do not appear from the documents and Search referred to in paragraph 3 (Legal review).

Other laws

27                                  No law of any jurisdiction other than England has any bearing on the opinions contained in paragraph 4 (Opinions).

SCHEDULE 2
QUALIFICATIONS

Status of the Company

1                                         The Search is not conclusive about the status of the Company.  In particular (and without limitation):

(a)                                 they are not capable of revealing definitively whether or not (a) a winding-up order or administration order has been made, (b) a receiver, administrative receiver, administrator or liquidator has been appointed, (c) a petition for winding-up or a petition, application or notice for the appointment of a receiver, administrative receiver, administrator or liquidator has been presented or filed at court, (d) a company voluntary arrangement has been proposed or approved, (e) a resolution for winding-up has been passed or (f) whether any other insolvency proceeding has been commenced;

(b)                                 an enquiry at the Central Registry of Winding-up Petitions at the Companies Court in London will not reveal winding-up or administration proceedings commenced in a District Registry of the High Court of England; and

(c)                                  the Search will not reveal if the Company is subject to insolvency proceedings in a foreign jurisdiction.

2                                         the Winding Up Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made;

3                                         This opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

4                                         We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein or that no material facts have been omitted therefrom.

5                                         We express no opinion as to matters of fact and this Opinion is subject to any matters of fact not disclosed to us.

6                                         We express no opinion on the impact of any rules, regulations or requirements of the New York Stock Exchange or the rules and regulations adopted by the SEC.

7                                         This legal opinion is limited to the original issuance of the Shares by the Company and does not cover shares delivered by the Company out of any of the Shares reacquired by it.

8                                         This legal opinion is strictly limited to the matters stated in paragraph 4 and does not extend to, and is not to be read as extended by implication to, any other matters.

9                                         We have not advised the Company in connection with the Plans and we express no opinion on the effectiveness of any of the provisions of the Plans and this legal opinion does not extend to, and is not to be read as extended by implication to, the adequacy of the Shares to satisfy the implementation of the Plans.